Exhibit 99.1
                          BERMAN HEALTH AND MEDIA, INC.
                          INDEX TO FINANCIAL STATEMENTS



                                                                           Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                      F-2

CONSOLIDATED FINANCIAL STATEMENTS

     Consolidated Balance Sheets as of March 31, 2005
        (unaudited) and December 31, 2004 and 2003                           F-3

     Consolidated Statements of Operations for the three
        months ended March 31, 2005 and 2004 (unaudited),
        the year ended December 31, 2004, the period from
        January 16, 2003 (inception) to December 31, 2003
        and the period from January 16, 2003 (inception) to
        March 31, 2005 (unaudited)                                           F-5

     Consolidated Statements of Stockholders' Equity for the
        three months ended March 31, 2005 (unaudited), the
        year ended December 31, 2004 and the period from
        January 16, 2003 (inception) to December 31, 2003                    F-6

     Consolidated Statements of Cash Flows for the three
        months ended March 31, 2005 and 2004 (unaudited),
        the year ended December 31, 2004, the period from
        January 16, 2003 (inception) to December 31, 2003
        and the period from January 16, 2003 (inception) to
        March 31, 2005 (unaudited)                                           F-7

     Notes to Consolidated Financial Statements                              F-9

     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Berman Health and Media, Inc. (f/k/a The Berman Center, Inc.)

We have audited the accompanying consolidated balance sheets of Berman Health and Media, Inc. (f/k/a The Berman Center, Inc.) as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2004, the period from January 16, 2003 (inception) to December 31, 2003 and for the period from January 16, 2003 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Berman Health and Media, Inc. (f/k/a The Berman Center, Inc.) as of December 31, 2004 and December 31, 2003, and the consolidated results of their operations and their cash flows for the year ended December 31, 2004, the period from January 16, 2003 (inception) to December 31, 2003 and for the period from January 16, 2003
(inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, during the year ended December 31, 2004, the Company incurred a net loss of $1,919,829 and had negative cash flows from operations of $1,559,055. In addition, the Company had an accumulated deficit of $2,243,645 at December 31, 2004. These factors, among others, as discussed in Note 3 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

/s/ Singer Lewak Greenbaum & Goldstein LLP

Los Angeles, California
May 12, 2005

                                                 BERMAN HEALTH AND MEDIA, INC.
                                                   CONSOLIDATED BALANCE SHEETS
                                          AS OF MARCH 31, 2005 (UNAUDITED) AND
                                                    DECEMBER 31, 2004 AND 2003

--------------------------------------------------------------------------------


                                     ASSETS

                                             March 31,
                                               2005          2004         2003
                                               ----          ----         ----
                                            (unaudited)
CURRENT ASSETS

        Cash and cash equivalents          $   34,980    $  242,435   $       -
        Accounts receivable                     3,000         3,100       1,030
        Inventory                               8,301         7,647           -
        Prepaid expenses                       34,157        12,500           -
                                           ----------    ----------    --------

               Total current assets            80,438       265,682       1,030


PROPERTY AND EQUIPMENT, net                   576,790       609,219     141,361
                                           ----------    ----------    --------

                          TOTAL ASSETS     $  657,228    $  874,901   $ 142,391
                                           ==========    ==========    ========













   The accompanying notes are an integral part of these financial statements.


                                                                                                       BERMAN HEALTH AND MEDIA, INC.
                                                                                                         CONSOLIDATED BALANCE SHEETS
                                                                     AS OF MARCH 31, 2005 (UNAUDITED) AND DECEMBER 31, 2004 AND 2003

                                                LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                    March 31,
                                                                                      2005             2004              2003
                                                                                      ----             ----              ----
                                                                                   (unaudited)
CURRENT LIABILITIES

      Book overdraft                                                             $          -    $           -      $      6,932
      Accounts payable and accrued expenses                                           183,360          180,223           107,775
      Accrued payroll                                                                       -           29,325                 -
      Deferred rent                                                                    86,579           66,932                 -
      Deferred revenue                                                                 86,958           87,585             1,500
                                                                                 ------------    -------------      ------------

         Total current liabilities                                                    356,897          364,065           116,207

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

      Common Stock, $0.001 par value, 100,000,000 shares authorized                    10,200            9,590             1,193
              10.200,332 shares outstanding March 31, 2005 (unaudited)
              9,590,051 shares outstanding at December 31, 2004
              1,193,388 shares outstanding at December 31, 2003

      Additional paid-in capital                                                    2,966,142        2,839,976           348,807
      Deferred compensation                                                          (85,119)         (95,085)                 -
      Deficit accumulated in the development stage                                (2,590,892)      (2,243,645)         (323,816)
                                                                                 ------------    -------------      ------------

                                      Total stockholders' equity                      300,331          510,836            26,184
                                                                                 ------------    -------------      ------------

                                                  TOTAL LIABILITIES AND
                                                  STOCKHOLDERS' EQUITY           $    657,228    $     874,901      $    142,391
                                                                                 ============    =============      ============

                                                                                                       BERMAN HEALTH AND MEDIA, INC.
                                                                                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                    FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 (UNAUDITED),THE YEAR ENDED DECEMBER 31, 2004,
                                                                   THE PERIOD FROM JANUARY 16, 2003 (INCEPTION) TO DECEMBER 31, 2003
                                              AND FOR THE  PERIOD  FROM  JANUARY  16, 2003 (INCEPTION) TO MARCH 31, 2005 (UNAUDITED)

                                                                                                    For the          For the
                                                                                                  Period from      Period from
                                                                                                  January 16,      January 16,
                                                For the Three    For the Three    For the Year       2003             2003
                                                                                                  (inception)      (inception)
                                                Months Ended      Months Ended        Ended           to               to
                                                                                     December      December
                                                  March 31,        March 31,           31,            31,            March 31,
                                                    2005              2004            2004           2003              2005
                                                    ----              ----            ----           ----              ----
                                                 (unaudited)      (unaudited)                                       (unaudited)
REVENUE
       Clinics                                $    104,496      $     55,689    $     664,201    $         -    $      768,697

       Seminars and conferences                          -                 -          279,250              -           279,250

       Research, studies and trials                      -                 -          172,186         75,000           247,186

       Radio advertising                            50,000                 -                -              -            50,000
                                              ------------      ------------    -------------    -----------    --------------
            Total revenue                          154,496            55,689        1,115,637         75,000         1,345,133

COSTS OF SERVICES

       Clinics                                      98,227           186,553          745,497         35,843           879,567

       Seminars and conferences                          -                -           249,195              -           249,195

       Research, studies and trials                      -                -           170,739         75,000           245,739
                                              ------------      ------------    -------------    -----------    --------------
            Total cost of services                  98,227           186,553        1,165,431        110,843         1,374,501

GROSS PROFIT (LOSS)                                 56,269         (130,863)         (49,794)       (35,843)          (29,368)

SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES                                           403,516           470,191        1,870,035        287,973         2,561,524
                                              ------------      ------------    -------------    -----------    --------------

LOSS FROM OPERATIONS                             (347,247)         (601,054)      (1,919,829)      (323,816)       (2,590,892)
                                              ------------      ------------    -------------    -----------    --------------

NET LOSS                                      $  (347,247)      $  (601,054)    $ (1,919,829)    $ (323,816)    $  (2,590,892)
                                              ============      ============    =============    ===========    ==============


BASIC AND DILUTED LOSS PER SHARE              $     (0.04)      $     (0.14)    $      (0.25)    $    (0.48)
                                              ============      ============    =============    ===========

WEIGHTED-AVERAGE SHARES OUTSTANDING              9,816,608         4,060,104        7,535,362        695,602
                                              ============      ============    =============    ===========

                                                                                                       BERMAN HEALTH AND MEDIA, INC.
                                                                                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                                              OR THE THREE MONTHS ENDED MARCH 31, 2005 (UNAUDITED),
                                                                                               THE YEAR ENDED DECEMBER 31, 2004 AND
                                                                  THE PERIOD FROM JANUARY 16, 2003 (INCEPTION) TO DECEMBER 31, 2003

                                                                                                   DEFICIT

                                                                                                 ACCUMULATED

                                                                  ADDITIONAL                       IN THE

                                            COMMON STOCK           PAID-IN         DEFERRED      DEVELOPMENT
                                            -------------
                                        SHARES      AMOUNT         CAPITAL       COMPENSATION      STAGE             TOTAL
                                        ------      ------         -------       ------------      -----             -----
BALANCE, JANUARY 16, 2003
(INCEPTION)                          $         -   $     -     $          -       $         -  $           -     $           -
                                     -----------   -------     ------------       -----------  -------------     -------------

ISSUANCE OF SHARES FOR CASH            1,193,368     1,193          348,807                                            350,000

NET LOSS                                                                                           (323,816)         (323,816)
                                     -----------   -------     ------------       -----------  -------------     -------------

BALANCE, DECEMBER 31, 2003             1,193,368     1,193          348,807                 -      (323,816)            26,184

ISSUANCE OF SHARES FOR SERVICES           85,241        85          120,000          (95,085)                           25,000

ISSUANCE OF SHARES FOR CASH            8,311,442     8,312        2,371,169                                          2,379,481

NET LOSS                                                                                         (1,919,829)       (1,919,829)
                                     -----------   -------     ------------       -----------  -------------     -------------

BALANCE, DECEMBER 31, 2004             9,590,051     9,590        2,839,976          (95,085)    (2,243,645)           510,836

DEFERRED COMPENSATION - SHARES
ISSUED FOR SERVICES RENDERED
(UNAUDITED)                               34,096        34            -                 9,966                           10,000
ISSUANCE OF SHARES FOR CASH
(UNAUDITED)                              576,185       576          126,166                                            126,742

NET LOSS (UNAUDITED)                                                                               (347,247)         (347,247)
                                     -----------   -------     ------------       -----------  -------------     -------------

BALANCE, MARCH 31, 2005
(UNAUDITED)                          $10,200,332   $10,200     $  2,966,142       $  (85,119)  $ (2,590,892)     $     300,331
                                     ===========   =======     ============       ===========  =============     =============


                             The accompanying notes are an integral part of these financial statements.

                                                                                                       BERMAN HEALTH AND MEDIA, INC.
                                                                                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                    FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 (UNAUDITED),
                                                                                                  THE YEAR ENDED DECEMBER 31, 2004,
                                                              THE PERIOD FROM JANUARY 16, 2003 (INCEPTION) TO DECEMBER 31, 2003 AND
                                                          THE PERIOD FROM JANUARY 16, 2003 (INCEPTION) TO MARCH 31, 2005 (UNAUDITED)

                                                                                                      For the         For the
                                                                                                    Period from     Period from
                                                                                                    January 16,     January 16,
                                                For the Three      For the Three    For the Year       2003            2003
                                                                                                    (inception)    (inception)
                                                 Months Ended       Months Ended        Ended           to              to
                                                  March 31,          March 31,      December 31,   December 31,      March 31,
                                                    2005               2004             2004           2003            2005
                                                    ----               ----             ----           ----            ----
                                                 (unaudited)        (unaudited)                                    (unaudited)
                                                                                                                   -----------
CASH FLOWS FROM OPERATING ACTIVITIES

     Net loss                                   $    (347,247)    $    (601,054)   $(1,919,829)   $  (323,816)    $  (2,590,892)

     Adjustments to reconcile net loss to
     net
        cash used in operating activities
           Depreciation and amortization                32,429            13,090        110,133              -           142,562
           Issuance of shares for
           compensation                                 10,000                 -         25,000              -            35,000
           (Increase) decrease in
              Accounts receivable                          100             1,030        (2,070)        (1,030)           (3,000)
              Prepaid expenses and other
                 current assets                       (21,657)                 -       (12,500)              -          (34,157)
              Inventory                                  (654)                 -        (7,647)              -           (8,301)
           Increase (decrease) in
              Book overdraft                                 -           (6,932)        (6,932)          6,932                 -
              Accounts payable and
              accrued expenses                        (10,602)            38,169         72,448        107,775           169,621
              Deferred revenue                               -           (1,500)         86,085          1,500            87,585
              Accrued payroll                         (16,592)                 -         29,325              -            12,733
              Deferred rent                             20,026                 -         66,932              -            86,958
                                                --------------    --------------   ------------   ------------    --------------

Net cash used in operating activities                (334,197)         (557,197)    (1,559,055)      (208,639)       (2,101,891)
                                                --------------    --------------   ------------   ------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of property and equipment                      -         (210,386)      (577,991)      (141,361)         (719,352)
                                                --------------    --------------   ------------   ------------    --------------

Net cash used in investing
     activities                                              -         (210,386)      (577,991)      (141,361)         (719,352)
                                                --------------    --------------   ------------   ------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES

     Proceeds from issuance of common
        stock                                          126,742         1,730,000     2,379,481         350,000         2,856,223
                                                --------------    --------------   ------------   ------------    --------------

Net cash provided by financing
activities                                             126,742         1,730,000     2,379,481         350,000         2,856,223
                                                --------------    --------------   ------------   ------------    --------------

Net increase (decrease) in cash
     and cash equivalents                       $    (207,455)    $      962,417   $    242,435            $ -    $       34,980

CASH AND CASH EQUIVALENTS,
     BEGINNING OF PERIOD                               242,435                 -              -              -                 -
                                                --------------    --------------   ------------   ------------    --------------

CASH AND CASH EQUIVALENTS,
     END OF PERIOD                              $       34,980    $      962,417   $    242,435   $          -    $      242,435
                                                ==============    ==============   ============   ============    ==============

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

During the year ended December 31, 2004, the Company issued 409,155  restricted  shares as compensation to some members of the Board of Directors,  valued at $120,000.The  restricted  shares were issued as compensation  for three years of service.  During the three months ended March 31, 2005 and the year ended  December 31, 2004,  $25,000 and $10,000  (unaudited)  was amortized to  compensation expense, respectively.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

      Berman Health and Media, Inc. (f/k/a The Berman Center, Inc. and referred to herein as "BHM" or the "Company") headquartered in Chicago, Illinois, provides an array female health management products and services marketed through a diversified media. The face of the Company is Dr. Laura Berman, the world renowned sex therapist and relationship guru. Berman Center is leveraging Dr. Berman's credentials and celebrity status by creating a portfolio of branded related products and services that are marketed through a diversified media platform.

      BHM was formed on January 16, 2003 and operated as a privately held Delaware limited liability company under the name Berman Center LLC until June 2, 2005, when it reorganized into corporate form under the name The Berman Center, Inc., in accordance with the provisions of the Delaware Limited Liability Company Act. On June 20, 2005, the Company changed the name of The Berman Center, Inc. to Berman Health and Media, Inc.

NOTE 2 - THE MERGER

      On June 16, 2005, LBC MergerSub, Inc., a Nevada corporation and wholly owned subsidiary of the Company, merged with and into BHM pursuant to an Agreement and Plan of Merger dated as of June 3, 2005. Pursuant to the merger (the "Merger"), BHM became a wholly owned subsidiary of the Company and the issued and outstanding shares of common stock of BHM were converted into an aggregate of 19,730,504 shares of common stock of the Company. After the Merger, the former BHM stockholders owned approximately 87% of the Company's issued and outstanding Common Stock. Following the Merger, the business conducted by the Company is the business conducted by BHM prior to the Merger.

      As a result of the Merger, the 400,000 issued and outstanding warrants and 204,578 issued and outstanding stock options of BHM became exercisable to purchase 614,400 shares and 314,230 shares of the Company's Common Stock, respectively, at an exercise price of $0.315 per share and $1.00 per share, respectively. No other terms of the warrants and options were changed as a result of the Merger.

NOTE 3 - GOING CONCERN

      The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. During the year ended December 31, 2004, the Company incurred a net loss of $1,919,829 and had negative cash flows from operations of $1,559,055. In addition, the Company had an accumulated deficit of $2,243,645 at December 31, 2004. These factors raise substantial doubt about the Company's ability to continue as a going concern.

      Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Management plans to continue to provide for its capital needs during the year ended December 31, 2005 by issuing debt and equity securities and by the continued development of its business. The financial statements do not include any adjustments relating to the recovery and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principles of Consolidation
      ---------------------------
      The consolidated financial statements include the accounts of Berman Health and Media, Inc. and its wholly-owned subsidiaries Female Sexual
      Medicine and Women's Physical Therapy. All significant inter-company accounts and transactions are eliminated in consolidation.

      Development Stage Enterprise
      ----------------------------
      The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception has been considered as part of the Company's development stage activities.

      Revenue Recognition
      -------------------
      Revenues are recognized when realized or realizable and earned. Patients at the clinic are required to pay on the day of their appointment (at the point of service). Patients are allowed to pay either with cash, check or credit card. Items for bad debt or returned or rejected credit cards are very minimal and are recorded as they occur. If the clinic changed its policy in the future and granted credit to its patients, a review of the current procedures would be necessary and allowances for bad debt write-offs would be warranted. Revenue related to the hosting CPE seminars for clinicians is recognized once the seminar has been conducted. Revenue related to the publishing of books is recognized when the book is released by the publisher. Revenue related to research and clinic or (clinical) trials is recognized when the work is complete and results of the research or clinical trial is released.

      Cash and Cash Equivalents
      -------------------------
      For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

      Property and Equipment
      ----------------------
      Property and equipment are stated at cost. The Company provides for depreciation and amortization using the straight-line method over estimated useful lives of five to seven years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

      Fair Value of Financial Instruments
      -----------------------------------
      The Company's financial instruments include cash and cash equivalents, prepaid expenses and other current assets, accounts payable and accrued expenses, accrued payroll, and deferred revenue. The book value of all other financial instruments are representative of their fair values.

      Stock-based Compensation
      ------------------------
      SFAS No. 123,  "Accounting  for Stock-Based  Compensation,"  as amended by
      SFAS No. 148,  "Accounting  for  Stock-Based  Compensation-Transition  and
      Disclosure," defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB Opinion No. 25 using the intrinsic value method.

      The Company has adopted only the  disclosure  provisions  of SFAS No. 123.
      Accordingly, no compensation cost other than that required to be recognized by APB 25 for the difference between the fair value of the Company's common stock at the grant date and the exercise price of the options has been recognized. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Company's net loss and basic and diluted loss per share for the year ended December 31, 2004, would have been increased to the pro forma amounts indicated below:

                                               For the Three Months Ended                     For the Year Ended
                                                       March 31                                  December 31,
                                           ------------------------------              ------------------------------
                                                    2005             2004                        2004            2003
                                                    ----             ----                        ----            ----
      Net loss
        As reported                           $(347,247)       $(601,054)                $(1,919,829)      $(323,816)
        Deduct  total  stock  based
        employee   compensation
        expense determined under
        fair value method for all
        awards, net of tax                       (1,181)                0                     (4,723)               -
                                             -----------           ------                 -----------         -------

        PRO FORMA                             $(348,428)       $(601,054)                $(1,924,552)      $(323,816)
                                              ==========       ==========                ============      ==========
      Loss per commonn share
        Basic and diluted - as reported          $(0.04)          $(0.14)                     $(0.25)        $ (0.48)
        Basic and diluted - pro forma            $(0.04)          $(0.14)                     $(0.25)        $ (0.48)

      For purposes of computing the pro forma disclosures required by SFAS No. 123, the fair value of each option granted to employees and directors is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended December 31, 2004: dividend yield of 0%; expected volatility of 29%; risk-free interest rate of 3.07%; and expected life of three years. The weighted-average fair value of options granted during the year ended December 31, 2004 for which the exercise price equals the market price on the grant date was $1, and the weighted-average exercise price was $1. No stock options were granted during the year ended December 31, 2004 for which the exercise price was less than or greater than the market price on the grant date.

      LOSS PER SHARE
      --------------
      The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

      At March 31, 2005 and 2004, and December 31, 2004 and 2003, respectively, the following common equivalent shares were excluded from the computation of loss per share since their effect is anti-dilutive.

      Loss Per Share
      --------------

                              March 31,                 December 31,
                              ---------------           -----------------
                              2005    2004              2004      2003
                              ----    ----              ----      ----
                               (unaudited)

      Options                 204,578    -              204,578      -

      Income Taxes
      ------------
      The Company is taxed under sections of the federal and California income tax laws which provide that, in lieu of corporation income taxes, the members separately account for their pro rata share of the Company's items of income, deductions, losses, and credits. The provision for state income taxes represents the statutory California franchise taxes applicable to limited liability companies.

      Estimates
      ---------
      The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      Concentrations of Credit Risk
      -----------------------------
      Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with high credit, quality financial institutions. At times, such cash and cash equivalents may be in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

      Recently Issued Accounting Pronouncements
      -----------------------------------------
      In November 2004, the FASB issued SFAS No. 151,"Inventory Costs". SFAS No. 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB No. 43, Chapter 4,"Inventory Pricing". Paragraph 5 of ARB No. 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS No. 151 to have a material impact on the Company's financial statements.

      In December 2004, the FASB issued SFAS No. 152,"Accounting for Real Estate Time-Sharing Transactions". The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2,"Accounting for Real Estate Time-Sharing Transactions". SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS No. 66,"Accounting for Sales of Real Estate", for real estate time-sharing transactions. SFAS No. 152 amends Statement No. 66 to reference the guidance provided in SOP 04-2. SFAS No. 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS No. 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. This statement is not applicable to the Company.

      In December 2004, the FASB issued SFAS No. 153,"Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29,"Accounting for Nonmonetary Transactions". Statement No. 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS No. 153 to have a material impact on the Company's financial statements.

      In December 2004, the FASB issued SFAS No. 123(R),"Share-Based Payment". SFAS 123(R) amends SFAS No. 123,"Accountung for Stock-Based Compensation", and APB Opinion 25,"Accounting for Stock Issued to Employees." SFAS No.123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS No. 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on the Company's financial statements.

      In March 2005, the FASB issued FASB Interpretation ("FIN") No. 47, "Accounting for Conditional Asset Retirement Obligations". FIN No. 47 clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. This interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. Fin No. 47 is effective no later than the end of fiscal years ending after December 15, 2005 (December 31, 2005 for calendar-year companies). Retrospective application of interim financial information is permitted but is not required. Management does not expect adoption of FIN No. 47 to have a material impact on the Company's financial statements.

      In May 2005, the FASB issued Statement of Accounting Standards (SFAS) No. 154, "Accounting Changes and Error Corrections" an amendment to Accounting Principles Bulletin (APB) Opinion No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements" though SFAS No. 154 carries forward the guidance in APB No. 20 and SFAS No. 3 with respect to accounting for changes in estimates, changes in reporting entity, and the correction of errors. SFAS No. 154 establishes new standards on accounting for changes in accounting principles, whereby all such changes must be accounted for by retrospective application to the financial statements of prior periods unless it is impracticable to do so. SFAS No. 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005, with early adoption permitted for changes and corrections made in years beginning after May 2005.

NOTE 5 - PROPERTY AND EQUIPMENT

      Property and equipment at March 31, 2005, December 31, 2004 and 2003 consisted of the following:

                                      March 31,                 December 31,
                                        2005               2004          2003
                                        ----            -----------   ----------
                                     (unaudited)

Computer equipment and software       $84,150           $    84,150   $        -

Equipment                             190,828               190,828       26,550
Furniture and fixtures                190,587               190,587       35,000
Leasehold improvements                253,787               253,787       79,811
                                      -------           -----------   ----------

                                      719,352               719,352      141,361
Less accumulated depreciation
and amortization                      142,561               110,133            -
                                      -------           -----------  -----------

   TOTAL                             $576,790           $   609,219   $  141,361
                                     ========           ===========   ==========

      Depreciation and amortization expense for the three months ended March 31, 2005 and 2004 was $32,429 (unaudited) and $13,090 (unaudited), respectively. Depreciation and amortization expenses was $110,133 and $0 for the years ended December 31, 2004 and 2003, respectively.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

      Leases
      ------
      The Company leases its facilities under various non-cancelable operating leases which require monthly payments ranging from $563 to $14,375 and expire August 13, 2014.

      Future  minimum  lease  payments  under  these  non-cancelable   operating
      obligations at December 31, 2004 were as follows:

            Year Ending                           Operating
            December 31,                          Leases
            ------------                        ------------

               2005                             $    194,015
               2006                                  246,720
               2007                                  256,174
               2008                                  262,203
               2009                                  263,061
               Thereafter                          1,336,329
                                                ------------

                                                $  2,514,477
                                                ============

      Rent expense was $69,133 (unaudited), $52,975 (unaudited), $251,797 and $0 for the three months ended March 31, 2005 and 2004 and the years ended December 31, 2004 and 2003, respectively.

      Employment Agreements
      ---------------------

      On June 16, 2005, the Company and Dr. Laura Berman entered into a three-year employment agreement. Pursuant to such agreement, Dr. Berman will receive an annual salary of $200,000, provided that under certain circumstances the Board of Directors may increase her salary. In addition, Dr. Berman has also agreed to contribute to the Company all income, revenue and other compensation received by Dr. Berman in connection with activities related to the business operations of the Company during her employment, including, without limitation, all revenue from media sources, talent agreements with television production companies or other media sources and authorship royalties. These items are the sole property of the Company and may not be removed from the Company without approval of at least a majority in interest of the Company's stockholders and adequate compensation to the Company. The contribution of income and revenues describe above, however, does not include income, revenue and other compensation derived by Dr. Berman from honorarium fees and speaking engagements.


NOTE 7 - STOCKHOLDERS' EQUITY

      Common Stock
      ------------

      During the period from January 16, 2003 (inception) to December 31, 2003, the Company completed the following transactions:

      o Issued 1,193,368 shares for a cash total of $350,000 to the Chief Executive Officer and the President of the Company.

      During the year ended December 31, 2004, the Company completed the following transactions:

      o Issued 409,155 restricted shares to several members of the Board of Directors, as compensation for future employment of three years, valued at $120,000. Total compensation expense recorded for the year ended December 31, 2004 is $25,000.

      o Issued 8,311,442 shares for a cash total of $2,379,481 to third party investors.

      Employee Stock Options
      ----------------------
      During the year ended December 31, 2004, the Company granted stock options to purchase 204,578 common shares to certain members of the Board of Directors of the Company. The stock options have an exercise price of $1 per share vest over three years and expire ten years from the date of grant. A compensation expense was not recorded in connection with the issuance of such options as the exercise price of the stock options granted was not less then the fair market value of the Company's stock price as of the date of grant.


            A summary of the Company's outstanding options and activity is as follows:

                                                                    Weighted
                                               Outstanding      Average Exercise
                                               -----------           Price
                                                                   --------

Outstanding, January 16, 2003 (inception)
   through December 31, 2003                             -      $            -
Granted                                            204,578                   1
                                               -----------      --------------


Outstanding, December 31, 2004                     204,578      $            1
                                               ===========      ==============

Exercisable, December 31, 2004                      68,124      $            1
                                               ===========      ==============


      The weighted average remaining contractual life of the options outstanding at December 31, 2004 is 9.5 years. The weighted-average fair value per share of options granted was $0.24 for the year ended December 31, 2004.

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility.

      Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.


NOTE 8 - SUBSEQUENT EVENTS

      Issuance of Shares
      ------------------
      As of May 12, 2005, the Company had issued an additional 1,076,267 shares to investors for total cash of $236,742 under the terms of the offering started during the year ended to December 31, 2004.

      Private Placement
      -----------------
      Subsequent to December 31, 2004, the Company entered into, with Hunter World Markets, Inc. ("Hunter"), a private placement unit offering at a $1.05 price per unit for a minimum of $3,000,000 and a maximum of $6,000,000. This pricing assumes a capitalization of approximately 15,000,000 issued and outstanding shares for a pre-money valuation of approximately $8,000,000.

      Each unit will consist of (i) two shares of Common stock; (ii) one 2-year Warrant to purchase one share of Common Stock at an exercise price equal to $2.10 (200% of issuance price) per share (a "Class A Warrant") and
      (iii) one 2-year Warrant to purchase one share of common stock at an exercise price equal to $3.15 (300% of issue price) per share (a "Class B Warrant").

      The Class A Warrants shall be redeemable by the Company at a price of five
      (5) cents per warrant in the event (i) there is an effective registration statement covering the shares of Common Stock underlying the Class A Warrants and (ii) the closing market price of shares of Common Stock listed on a national securities market equals or exceeds 300% of the price (the "Issue Price") of the shares of Common Stock issued further to the Private Placement Unit Offering for twenty of the thirty consecutive trading days immediately preceding the Company's notice of redemption.

      The Class B Warrants shall be redeemable by the Company at a price of five
      (5) cents per warrant in the event (i) there is an effective registration statement covering the shares of Common Stock underlying the Class B Warrants and (ii) the closing market price of shares of Common Stock listed on a national securities market equals or exceeds 400% of the Issue Price for twenty of the thirty consecutive trading days immediately preceding the Company's notice of redemption.

      All monies raised shall be placed in a non-interest bearing escrow account until the execution of the reverse merger agreement covering the reverse merger (the "Merger") of an Over The Counter Bulletin Board listed shell company (the "Shell") with the Company and the filing of a 14C Information Statement by the Shell with the Securities and Exchange Commission, or at such earlier time as agreed to between the Company and Hunter, at which time there shall be an initial closing of at least $3,000,000 in equity. Any additional monies raised under this private placement must be raised within thirty (30) days following the closing of the Merger. Hunter will have the right to approve all selling shareholders included in a registration statement so long as all securities purchased by investors in the private placement are included in the registration statement.

      Concurrent with the initial closing of the private placement offering, the Company will complete the Merger with the Shell which shall be provided by Hunter and or its affiliates; provided, however that such Shell shall be subject to the approval of the Company and its legal counsel. In connection with the Merger (but before issuance of the Units under the Private Placement Offering), the existing shareholders of the Company will receive 87% of the issued and outstanding shares of stock of the post merger company and the existing holders of the Shell, and their designees, will hold the remaining 13% of the issued and outstanding shares of the post Merger.

      The Company shall execute a secured promissory note ("Note") in the principal amount of $400,000 at 10% flat fee interest rate ($40,000 interest) with principal and interest due on the earlier of six months or the closing of the Minimum Funding (the "Maturity Date"). The Note will be secured by the assets of the Company evidenced by a UCC 1 financing statement. Hunter (or the applicable investor) will receive warrants (the "Bridge Warrants") to purchase 400,000 shares of Common Stock at an exercise price of $0.315 per share (40% discount to issue price) (the "Bridge Warrants"). The Bridge Warrants will have a 3.5 year term and will have registration rights identical to the rights provided to the holders of Class A Warrants and Class B Warrants.

      Upon the closing of the Minimum Funding amount, proceeds shall first be applied to payoff any interest and principal outstanding under Bridge Financing. The initial term of this Agreement shall be for a period of six months from the date of this Agreement, unless terminated sooner by the mutual written agreement of the Company and Hunter.

      Offering costs will consist of:

      (i)      10% of the total gross proceeds raised by Hunter;
      (ii) 2% of the gross proceeds raised by Hunter as non-accountable expense allocation.
      (iii) Warrant coverage (the "Placement Warrants") to purchase up to 10% of the Common Stock included in any units sold in the Offering (from Hunter and Company), provided however, that Hunter has raised the Minimum Funding amount.

      The Placement Warrants will receive registration rights identical to the rights granted to the holders of Class A Warrants and Class B Warrants. The warrants will be exercisable at the Issue Price and will have a three year term.

      As of June 1, 2005, $3,100,000 (2,952,382 units) has been raised and placed in a non- interest bearing escrow account. In addition, the bridge financing of $400,000 has been executed and the warrants to purchase 400,000 shares of common stock had been issued.